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                                                                    Exhibit 99.1

                          PEOPLES FEDERAL SAVINGS BANK
                          SECOND AND BRIDGEWAY STREETS
                              AURORA, INDIANA 47001
                                 (812) 926-0631

                      NOTICE OF SPECIAL MEETING OF MEMBERS

                          To Be Held On ________, 2001

         NOTICE IS HEREBY GIVEN that a special meeting of the members of Peoples Federal Savings Bank will be held at Peoples Federal's main office located at Second and Bridgeway Streets, Aurora, Indiana 47001 on _____, 2001, at __:00 a.m., Eastern Daylight Time, to consider and vote upon:

         1. The approval of a Plan of Conversion pursuant to which Peoples Federal would be converted from a federally chartered mutual savings bank to a federally chartered stock savings bank and issue all of its capital stock to a holding company, PFS Bancorp, Inc., and the transactions provided for in such Plan of Conversion, including the adoption of a new federal stock Charter and new Bylaws of Peoples Federal;

         2. The approval of the establishment of the PFS Community Foundation, a Delaware non-stock corporation dedicated to the promotion of charitable purposes within the communities that Peoples Federal serves, and the contribution to the foundation concurrently with the completion of the conversion of Peoples Federal; and

         3. Such other business as may properly come before the special meeting or any adjournment. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

         The Board of Directors has fixed ______, 2001 as the voting record date for the determination of members entitled to notice of and to vote at the special meeting and at any adjournment. Only those members of Peoples Federal of record as of the close of business on that date who continue to be members on the date of the special meeting will be entitled to vote at the special meeting or at any such adjournment.

         THE FOLLOWING PROXY STATEMENT AND THE ATTACHED PROSPECTUS CONTAIN A MORE DETAILED DESCRIPTION OF PEOPLES FEDERAL, PFS BANCORP, THE PROPOSED CONVERSION AND THE PROPOSED CHARITABLE FOUNDATION.

                                    By Order of the Board of Directors


                                    Mel E. Green
                                    Chief Executive Officer and Managing Officer

Aurora, Indiana
_________, 2001

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THE BOARD OF DIRECTORS RECOMMENDS THAT YOU SIGN, DATE AND MARK THE ENCLOSED
PROXY CARD IN FAVOR OF THE ADOPTION OF THE PLAN OF CONVERSION AND THE ESTABLISHMENT OF THE PFS COMMUNITY FOUNDATION AND RETURN IT IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PAID ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING.
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                          PEOPLES FEDERAL SAVINGS BANK

                                  ------------

                                 PROXY STATEMENT

                                  ------------

                           SPECIAL MEETING OF MEMBERS
                          TO BE HELD ON _________, 2001

INTRODUCTION

         This proxy statement, together with the attached prospectus of PFS Bancorp, Inc., is being furnished to members of Peoples Federal Savings Bank as of the close of business on ______, 2001 in connection with the solicitation by the Board of Directors of proxies to be voted at the special meeting of members of Peoples Federal, and at any adjournments. The special meeting will be held on ______, 2001, at Peoples Federal's main office located at Second and Bridgeway Streets, Aurora, Indiana 47001 at __:00 a.m., Eastern Daylight Time.

         This special meeting is being held for the purpose of considering and voting upon the Plan of Conversion under which Peoples Federal would be converted from a federally chartered mutual savings bank to a federally chartered stock savings bank. The Plan of Conversion also provides for the concurrent sale of all of Peoples Federal's capital stock to PFS Bancorp, Inc., a company we formed in June 2001, and the sale by PFS Bancorp of shares of its common stock to the public in a subscription offering and, if necessary, in a community offering. The Plan of Conversion also provides for the establishment of a charitable foundation. References to Peoples Federal include Peoples Federal in either its mutual or stock form as indicated by the context.

         Voting in favor of or against the Plan of Conversion includes a vote for or against the adoption of the new federal stock Charter and Bylaws of Peoples Federal.

         VOTING IN FAVOR OF THE PLAN OF CONVERSION WILL NOT OBLIGATE ANY PERSON TO PURCHASE COMMON STOCK OF PFS BANCORP. VOTING IN FAVOR OF THE ESTABLISHMENT OF THE FOUNDATION WILL NOT IN ANY WAY AFFECT THE VOTES FOR OR AGAINST THE PLAN OF CONVERSION. IF YOU VOTE FOR THE ADOPTION OF THE PLAN OF CONVERSION BUT AGAINST THE ESTABLISHMENT OF THE FOUNDATION, PEOPLES FEDERAL INTENDS TO COMPLETE THE CONVERSION WITHOUT ESTABLISHING THE FOUNDATION.

         A copy of PFS Bancorp's prospectus accompanies this proxy statement and is incorporated herein by reference. See below, under the headings:
"Incorporation of Information by Reference," "How to Obtain Additional Information" and "Available Information."

VOTING RIGHTS AND VOTE REQUIRED FOR APPROVAL

         Depositors and borrowers as of the close of business on __________, 2001, the voting record date, who continue to be depositors and borrowers on the date of the special meeting or any adjournment will be entitled to vote on the Plan of Conversion and the establishment of the foundation. All of Peoples Federal's depositors and borrowers are members of Peoples Federal. If there are not sufficient votes for approval of the Plan of Conversion at the time of the special meeting, the special meeting may be adjourned to permit further solicitation of proxies.

         At the special meeting, each depositor member will be entitled to cast one vote for every $100, or fraction thereof, of the total withdrawal value of all of his or her accounts in Peoples Federal as of the voting record date. Each borrower member will be entitled to cast one vote in addition to the number of votes he or she may have as a depositor member. No member, however, may cast more than 50 total votes. As of the voting record date, Peoples Federal had approximately ___ members who are entitled to cast a total of approximately ______ votes at the special meeting.

         This proxy statement and related materials are first being mailed to members on or about ________, 2001.

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         THE AFFIRMATIVE VOTE OF A MAJORITY OF THE TOTAL OUTSTANDING VOTES
ELIGIBLE TO BE CAST AT THE SPECIAL MEETING IS REQUIRED FOR APPROVAL OF THE PLAN OF CONVERSION AND THE ESTABLISHMENT OF THE CHARITABLE FOUNDATION.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE PLAN OF CONVERSION AND FOR THE ESTABLISHMENT OF THE FOUNDATION.

PROXIES

         The Board of Directors of Peoples Federal is soliciting the proxy which accompanies this proxy statement furnished to members for use at the special meeting and any adjournment. Each proxy solicited hereby, if properly executed, duly returned before the special meeting and not revoked prior to or at the special meeting, will be voted at the special meeting in accordance with your instructions as indicated on the proxy. If no contrary instructions are given, the executed proxy will be voted in favor of the Plan of Conversion and the establishment of the charitable foundation. If any other matters properly come before the special meeting, the persons named as proxies will vote upon such matters according to their discretion. Except with respect to procedural matters incident to the conduct of the meeting, no additional matters are expected to come before the special meeting.

         Any member giving a proxy may revoke it at any time before it is voted by delivering to the secretary of Peoples Federal either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the special meeting. Proxies are being solicited only for use at the special meeting and any and all adjournments, and will not be used for any other meeting.

         Proxies may be solicited by officers, directors and employees of Peoples Federal personally, by telephone or further correspondence without additional compensation.

         Deposits held in a trust or other fiduciary capacity may be voted by the trustee or other fiduciary to whom voting rights are delegated under the trust instrument or other governing document or applicable law. In the case of individual retirement accounts (IRAs) and Keogh trusts established at People's Federal, the beneficiary will need to direct the trustee's vote on the Plan of Conversion and the establishment of the charitable foundation by returning a completed proxy card to Peoples Federal.

         THE BOARD OF DIRECTORS URGES EACH MEMBER AS OF THE CLOSE OF BUSINESS ON _____, 2001 TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU DO NOT INTEND TO PURCHASE COMMON STOCK OF PFS BANCORP. THIS WILL ENSURE THAT YOUR VOTE WILL BE COUNTED.

INCORPORATION OF INFORMATION BY REFERENCE

         PFS Bancorp's prospectus dated _____, 2001 is incorporated herein by reference. The prospectus sets forth a description of the Plan of Conversion and the related offering of common stock by PFS Bancorp under the caption "The Conversion" beginning on page 77. Such caption also describes the effects of the conversion on the members of Peoples Federal, including the tax consequences of the conversion and the establishment of a liquidation account for the benefit of certain depositors of Peoples Federal. Upon completion of the conversion, the Charter of Peoples Federal will be restated to reflect the conversion, to provide for the issuance of capital stock and to provide for a liquidation account.

         Information regarding PFS Bancorp and Peoples Federal is set forth in the prospectus under the captions "Summary - PFS Bancorp, Inc." and "- Peoples Federal Savings Bank" on page 4. The prospectus also describes the business and financial condition of Peoples Federal under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations of Peoples Federal," beginning on page 37 and "Business of Peoples Federal," beginning on page 47. The historical financial statements of Peoples Federal are included in the prospectus. See also "Selected Financial and Other Data" on pages 14 - 15 in the prospectus. Information regarding the use of

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proceeds of the offerings conducted in connection with the conversion, the historical capitalization of Peoples Federal and the pro forma capitalization of the Company, and other pro forma data are set forth in the prospectus under the captions "How Our Net Proceeds Will Be Used," on pages 18 - 20, "Our Capitalization," on pages 23 - 24, and "Pro Forma Data," on pages 25 - 33.

         The prospectus also provides information regarding the names, ages, business experience and compensation of Peoples Federal's directors and executive officer, as well as the benefit plans and proposed employment agreement. See "Management" on pages 72 - 77 in the prospectus.

         The Plan of Conversion also provides for the establishment of the charitable foundation in connection with the conversion. The foundation, which will be incorporated under Delaware law as a non-stock corporation, will be funded with a contribution by PFS Bancorp of shares of PFS Bancorp common stock equal to 2.0% of the shares sold in the offerings. The contribution of PFS Bancorp common stock to the foundation will be dilutive to the interests of stockholders of PFS Bancorp and will have an adverse impact on PFS Bancorp's earnings in the year of the contribution. See "Risk Factors - The Contribution to the PFS Community Foundation Means Your Total Ownership Interest Will Be 2.0% Less After the Contribution," "Risk Factors - The Contribution to the PFS Community Foundation May Not Be Tax Deductible Which Could Negatively Impact Our Profits" and "Risk Factors - The Establishment of PFS Community Foundation Will Negatively Impact Our Profits for the Fiscal Year 2002" on pages 11 and 12 of the prospectus, and "The Conversion - We Plan to Establish the PFS Community Foundation" beginning on page 83.

REVIEW OF OTS ACTION

         Any person aggrieved by a final action of the OTS which approves, with or without conditions, or disapproves a plan of conversion may obtain review of such action by filing in the court of appeals of the United States for the circuit in which the principal office or residence of such person is located, or in the United States Court of Appeals for the District of Columbia, a written petition praying that the final action of the OTS be modified, terminated or set aside. Such petition must be filed within 30 days after the publication of notice of such final action in the FEDERAL REGISTER, or 30 days after the mailing by the applicant of the notice to members as provided for in 12 C.F.R.
Section 563b.6(c), whichever is later.

         The further procedure for review is as follows. A copy of the petition is transmitted to the OTS by the clerk of the court. Then, the OTS files in the court the record in proceeding, as provided in Section 2112 of Title 28 of the United States Code. Upon the filing of the petition, the court has jurisdiction, which upon the filing of the record is exclusive, to affirm, modify, terminate, or set aside in whole or in part, the final action of the OTS. Review of such proceedings is as provided in Chapter 7 of Title 5 of the United States Code. The judgment and decree of the court is final, except that they are subject to review by the Supreme Court upon certiorari as provided in Section 1254 of Title 28 of the United States Code.

HOW TO OBTAIN ADDITIONAL INFORMATION

         You may request in writing a copy of the Plan of Conversion from Peoples Federal. Any such requests should be directed to Mel E. Green, Chief Executive Officer and Managing Officer, Peoples Federal Savings Bank, Second and Bridgeway Streets, Aurora, Indiana 47001.

AVAILABLE INFORMATION

         Peoples Federal has filed with the OTS an Application for Conversion pursuant to which it will convert to stock form in accordance with the terms of the Plan of Conversion. This proxy statement and the prospectus omit certain information contained in such application. The application may be inspected at the offices of the OTS, 1700 G Street, N.W., Washington, D.C. 20055, and at the office of the Regional Director of the OTS located at 1 South Wacker Drive, Suite 2000, Chicago, Illinois 60606.

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         PFS Bancorp has filed with the SEC a registration statement on Form
SB-2 (File No. 333-____) under the Securities Act of 1933 with respect to the common stock being offered in the conversion. This proxy statement and the prospectus do not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Such information may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and copies may be obtained at prescribed rates from the Public Reference Section of the SEC at the same address. In addition, the SEC maintains a web site that contains registration statements and other reports regarding registrants that file electronically with the SEC (such as PFS Bancorp). The address of the SEC's web site is http://www.sec.gov. The statements contained in the prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions and are not necessarily complete; each such statement is qualified by reference to such contract or document.

                                  ------------

         PLEASE REMEMBER TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR IMPORTANT VOTE WILL BE COUNTED AT THE SPECIAL MEETING.

                                  ------------

         THIS PROXY STATEMENT IS NEITHER AN OFFER TO SELL NOR THE SOLICITATION OF ANY OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.



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                                                                 REVOCABLE PROXY

                          PEOPLES FEDERAL SAVINGS BANK

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PEOPLES FEDERAL SAVINGS BANK (THE "BANK") FOR USE ONLY AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON ______________, 2001 AND ANY ADJOURNMENT THEREOF.

         The undersigned being a member of the Bank, hereby authorizes the Board of Directors of the Bank or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Members of the Bank to be held at the Bank's main office located at Second and Bridgeway Streets, Aurora, Indiana on __________, 2001, at ______ a.m., Eastern Daylight Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth below:

         (1) To vote FOR or AGAINST a Plan of Conversion ("Plan of Conversion") pursuant to which the Bank would be converted from a federally chartered mutual savings bank to a federally chartered stock savings bank and issue all of its capital stock to a holding company, PFS Bancorp, Inc. (the "Company"), and the transactions provided for in such Plan of Conversion, including the adoption of a new federal stock Charter and new Bylaws for the Bank.

         FOR  / /               AGAINST / /


         (2) To approve the creation of the PFS Charitable Foundation (the "Foundation") and the Company's contribution to the Foundation of shares of Company Common Stock pursuant to the Plan of Conversion


         (3) To vote, in its discretion, upon such other business as may properly come before the Special Meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSALS. PLEASE DATE AND SIGN THIS PROXY ON THE REVERSE HEREOF, DETACH, AND RETURN IT IN
                    THE ENCLOSED BLUE POSTAGE PAID ENVELOPE.


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PEOPLES FEDERAL SAVINGS BANK                                     REVOCABLE PROXY


THIS PROXY, IF EXECUTED, WILL BE VOTED FOR ADOPTION OF THE PLAN OF CONVERSION AND FOR THE ESTABLISHMENT OF THE FOUNDATION IF NO CHOICE IS MADE. HOWEVER, FAILURE TO RETURN THIS PROXY IS THE SAME AS A NO VOTE.

ANY MEMBER GIVING A PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE BANK EITHER A WRITTEN REVOCATION OF THE PROXY, OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of the Members of the Bank called for the ____ day of _______, 2001 and a Proxy Statement for the Special Meeting prior to the signing of this Proxy.


                                          Date:                       , 2001
                                               -----------------------


                                          ----------------------------------
                                                       Signature


                                          ----------------------------------
                                                       Signature


                                          Note: Please sign exactly as
                                          your name appears on this Proxy.
                                          Only one signature is required in
                                          the case of a joint account. When
                                          signing in a representative
                                          capacity, please give title.


         PLEASE DATE AND SIGN THIS PROXY ABOVE, AND RETURN IT IN THE ENCLOSED
                          BLUE POSTAGE PAID ENVELOPE.